SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  8/31/2006
FILE NUMBER 811-9913
SERIES NO.: 9


74U.     1 Number of shares outstanding (000's Omitted)
           Class A                                            82
         2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B
           Class C                                            61
           Class R                                            60
           Institutional Class                             7,034


74V.     1 Net asset value per share (to nearest cent)
           Class A                                       $ 10.44
         2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                       $ 10.40
           Class C                                       $ 10.40
           Class R                                       $ 10.42
           Institutional Class                           $ 10.45